UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to SECTION 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2014

Interactive Data Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-31555	13-3668779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

32 Crosby Drive, Bedford, Massachusetts	01730
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 687-8500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by Interactive Data Corporation, a Delaware corporation (the “Company”), in connection with the matters described herein.

Item 8.01	Other Events

Offering of Senior Notes Due 2019

On April 16, 2014, the Company issued a press release announcing that it intends to offer $200 million in aggregate principal amount of senior notes due 2019 (the “Notes”) in a private placement, subject to market and other conditions. The Company intends to use the net proceeds from any such placement, together with the net proceeds of the expected borrowings under the Company’s new credit facility and cash on hand, to refinance its existing term loans, to redeem its existing 10.25% senior notes due 2018 and to fund a distribution to its parent entities which in turn intend to pay an approximately $273 million distribution to their equity holders. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy the Notes nor shall there be any sale of the Notes in any state in which such offer, solicitation or sale would be unlawful. The Notes to be offered have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws, and may not be offered or sold in the United States absent registration or an exemption from the registration requirements of the Securities Act and any applicable state securities laws.

Preliminary Financial Results

The following information reflects the Company’s preliminary expectations of results for the three months ended March 31, 2014, based on currently available information. We have provided ranges, rather than specific amounts, for the financial results below, primarily because our financial closing procedures for the three months ended March 31, 2014 are not yet complete and, as a result, we expect that our final results upon completion of our closing procedures may vary from the preliminary results included herein.

Preliminary Financial Results.

Although the financial results for the three months ended March 31, 2014 are not yet finalized, we estimate that financial results will fall within the following ranges, as compared to the three months ended March 31, 2013:

	Three Months Ended March 31,
	2014		2013
	Low	High	Actual
	(in thousands)
Revenue	$233,500	$235,000	$223,504
Income from operations	$40,200	$41,200	$43,405
Net income (loss)	$13,800	$15,700	$(868)
Covenant EBITDA	$88,500	$89,500	$90,640

We expect to report revenue between $233.5 million and $235.0 million for the three months ended March 31, 2014, compared with $223.5 million for the three months ended March 31, 2013, representing an increase of $10.7 million, or 4.8%, calculated using the midpoint of the range. The increase reflects growth in Trading Solutions, driven largely by revenue from a large customer implementation of our 7ticks trading infrastructure managed services, and continued growth of pricing and reference data services, predominantly in North America.

We expect to report income from operations between $40.2 million and $41.2 million for the three months ended March 31, 2014, compared with $43.4 million for the three months ended March 31, 2013, representing a decrease of $2.7 million, or 6.2%, calculated using the midpoint of the range. The decrease is due primarily to increases in non-cash foreign exchange losses, partially offset by lower amortization expense of intangible assets.

We expect to report net income between $13.8 million and $15.7 million for the three months ended March 31, 2014, compared to a net loss of $0.9 million for the three months ended March 31, 2013.

We expect to report Covenant EBITDA between $88.5 million and $89.5 million for the three months ended March 31, 2014, compared with $90.6 million for the three months ended March 31, 2013, representing a decrease of 1.6 million, or 1.8% calculated using the midpoint of the range.

Covenant EBITDA Reconciliation

Covenant EBITDA(1) is a non-GAAP measure calculated by adding back to EBITDA unusual or non-recurring charges and certain non-cash charges, as well as certain pro forma expected cost savings as permitted under our existing senior secured credit facilities. The following table provides a reconciliation of net (income) loss to EBITDA and Covenant EBITDA for the ranges presented for the three months ended March 31, 2014 and the three months ended March 31, 2013.

	Three Months Ended March 31,
	2014		2013
	Low	High	Actual
	(in thousands)
Net income (loss)	$13,800	$15,700	$(868)
Interest expense	33,600	33,600	35,209
Other income	(700)	(700)	(333)
Income tax benefit	(6,500)	(7,400)	(816)
Depreciation and amortization	36,600	36,600	42,476

EBITDA	76,800	77,800	75,668
Adjustments:
Non-cash stock-based compensation	1,100	1,100	852
Other non-recurring charges (2)	500	500	11,782
Other charges, (income), net (3)	2,600	2,600	(5,162)
Pro forma cost savings (4)	7,500	7,500	7,500

Covenant EBITDA	$88,500	$89,500	$90,640

(1)	Our Covenant EBITDA excludes items that are either not part of our ongoing core operations, do not require a cash outlay or are not otherwise expected to recur in the ordinary course, as well as other adjustments permitted under our existing senior secured credit facilities. Our Covenant EBITDA measure is based on the definition of EBITDA set forth in the agreements governing our existing senior secured credit facilities.
(2)	Other non-recurring charges include, as applicable, the impact of deferred revenue adjustments, the loss on extinguishment of debt, facility consolidation costs and certain severance and retention expenses.
(3)	Other charges (income), net include, as applicable, insurance recoveries, management fees, acquisition earn-out related expense, non-cash foreign exchange expense, acquisition-related adjustments, certain professional fees and other costs.

(4)	Pro forma cost savings of up to a maximum of $30 million annually is an adjustment permitted under our credit agreements, agreements governing our existing senior secured credit facilities, for activities that may include, but are not limited to, the consolidation of a number of legacy organizational silos, technology platforms and content databases.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

The following document is attached as an exhibit to this Current Report on Form 8-K:

Exhibit Number	Description

99.1	Press Release, dated April 16, 2014, of Interactive Data Corporation entitled “Interactive Data Corporation Announces Offering of $200 million of Senior Notes.”

Cautionary Note Regarding Forward-Looking Statements

The preliminary financial information included in this Form 8-K reflects management’s estimates based solely upon information available to us as of the date of this Form 8-K and are the responsibility of management. The preliminary financial results presented above are not a comprehensive statement of our financial results for the three months ended March 31, 2014 and have not been audited, reviewed, or compiled by our independent registered public accounting firm, Ernst & Young LLP. Accordingly, Ernst & Young LLP does not express an opinion or any other form of assurance with respect thereto. The preliminary financial results presented above are subject to the completion of our financial closing procedures, which have not yet been completed. Our actual results for the three months ended March 31, 2014 may differ materially from these estimates. Accordingly, you should not place undue reliance upon these preliminary financial results. For example, during the course of the preparation of the respective financial statements and related notes, additional items that would require material adjustments to be made to the preliminary estimated financial results presented above may be identified. There can be no assurance that these estimates will be realized, and estimates are subject to risks and uncertainties, many of which are not within our control.

This Current Report on Form 8-K should be read together with the consolidated condensed financial statements, related notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations contained in our Annual Report on Form 10-K. This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, the preliminary financial and operational information and statements related to the proposed new credit facility and proposed offering of the Notes and the anticipated use of proceeds therefrom. These forward-looking statements reflect the current views of the Company with respect to future events and are based on assumptions and are subject to risks and uncertainties. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise. For additional information concerning risks, uncertainties and other factors that may cause actual results to differ from those anticipated in the forward-looking statements, and risks to the Company’s business in general, please refer to the Company’s SEC filings, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 16, 2014	INTERACTIVE DATA CORPORATION

/s/ VINCENT A. CHIPPARI
Vincent A. Chippari
Senior Vice President and Chief Financial Officer

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